SPRINGWORKS THERAPEUTICS, INC. EMPLOYMENT AGREEMENT This Employment Agreement (“Agreement”) is made as of August 16, 2021 (the “Effective Date”), between SpringWorks Therapeutics, Inc., a Delaware corporation (the “Company”), and James Cassidy (the “Employee”). WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company on the terms contained herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Employment. (a) Term. The Employee’s employment pursuant to this Agreement shall commence on the Effective Date and continue until terminated in accordance with the provisions hereof (the “Term”). The Employee’s employment with the Company will be “at will,” meaning that the Employee’s employment may be terminated by the Company or the Employee at any time and for any reason subject to the terms of this Agreement. (b) Position and Duties. During the Term, the Employee shall serve as the Chief Medical Officer of the Company, and shall have such duties and authorities as may from time to time be prescribed by the Chief Executive Officer of the Company (the “CEO”). The Employee shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Employee may serve on other boards of directors, with the approval of the CEO, or engage in religious, charitable or other community activities as long as such services and activities do not materially interfere with the Employee’s performance of his duties to the Company as provided in this Agreement. 2. Compensation and Related Matters. (a) Base Salary. During the Term, the Employee’s initial annual base salary shall be $450,000. The Employee’s base salary shall be reviewed annually by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”). The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices. (b) Incentive Compensation. During the Term, the Employee shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Employee’s initial target annual incentive compensation shall be 40% of his Base Salary (the “Target Annual Incentive Compensation”), with any annual incentive compensation for the year in which the Employee’s employment commences prorated based on the Effective Date. The actual cash incentive compensation payable to the Employee will be subject to the Board or Compensation Committee’s assessment of the Employee’s performance, as well as business conditions at the Company. Except as otherwise provided herein, to earn incentive compensation, the Employee must be employed by the Company on the day such incentive compensation is paid. (c) Equity Grant. Subject to approval by the Board (or a committee of the Board designated by the Board), on the first day of the month following the Effective Date, the Executive shall be granted (i) a stock option with a ten (10) year term to purchase 79,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, as determined by the Board or committee thereof (the “Stock Option”), and (ii) a restricted stock award of 12,500 shares of the Company’s Common Stock (the “RSA”). The Stock Option shall vest 25% on the first anniversary of the commencement of your employment, and thereafter in 36 equal monthly-installments until vested and the RSA shall vest 33% on each of the first two anniversaries of the date of grant and 34% on third anniversary of the date of grant, provided that as of each such vesting date you remain in a service relationship with the Company. The Stock Option and the RSA shall be subject to the terms of the 2019 Stock Option and Equity Incentive Plan, as amended, supplemented or replaced from time to time (the “Option Plan”) and the Company’s standard form of stock option agreement and restricted stock agreement, as the case may be, in each case as updated from time to time by the Company (collectively, the “Equity Documents”). To the maximum extent possible, the grant of the Stock Option shall be in the form of incentive stock options under Section 422 of the Internal Revenue Code. The Employee will be eligible to participate in the Company’s equity incentive program for employees from time to time, at the sole discretion of the Board or its designee. No employee is guaranteed future grants of Company incentive awards. (d) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during the Term in performing services hereunder upon presentation of receipts and otherwise in accordance with the policies and procedures then in effect and established by the Company. (e) Other Benefits. During the Term, the Employee shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. (f) Vacations. During the Term, the Employee shall be entitled to paid vacation in accordance with the Company’s policies and procedures. The Employee shall also be entitled to all paid holidays given by the Company in accordance with the policies and procedures then in effect and established by the Company. 3. Termination. During the Term, the Employee’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances: (a) Death. The Employee’s employment shall terminate upon his death. (b) Disability. The Company may terminate the Employee’s employment due to Disability. For purposes of this Agreement, “Disability” means the Employee is disabled and unable to perform or expected to be unable to perform the essential functions of the Employee’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Employee is disabled so as to be unable to perform the essential functions of the Employee’s then existing position or positions with or without reasonable accommodation, the Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Employee or the Employee’s guardian has no reasonable objection as to whether the Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Employee shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Employee. Nothing in this Section 3(b) shall be construed to waive the Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. (c) Termination by Company for Cause. The Company may terminate the Employee’s employment for Cause. For purposes of this Agreement, “Cause” shall mean that the Company has complied with the “Cause Process” (hereinafter defined) following the occurrence of one of the following events: (i) conduct by the Employee constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Employee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any willful conduct by the Employee that would result in material economic harm to the Company or any of its subsidiaries if he were retained in his position; (iv) a material breach by the Employee of any provisions of this Agreement, including without limitation continued non-performance by the Employee of his duties under this Agreement (other than by reason of the Employee’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (v) a material violation by the Employee of the Company’s employment policies provided to the Employee in writing; or (vi) material failure to cooperate with a bona fide internal investigation by the Board or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation (subject to the limitations in the final sentence of Section (7a)). If the Employee’s action(s) or omission(s) leading to the Board’s determination that a “Cause” condition has occurred are capable of rebuttal or cure, and if the Employee rebuts or cures the applicable finding of Cause within the applicable cure period, Cause shall be deemed not to have occurred. “Cause Process” shall mean that: (A) the Board reasonably determines in good faith that a “Cause” condition has occurred; and (B) with regard to any termination of the Employee for Cause under items (i), (iii), (iv), (v) or (vi) above, (1) the Company will provide the Employee with written notice of its intention to terminate the Employee’s employment hereunder setting forth with reasonable particularity the basis for Cause and will provide the Employee with a thirty (30) day opportunity to rebut or cure such finding of Cause and (2) the Company cooperates in good faith with the Employee’s efforts, for a period of not less than 30 days following such notice to remedy the condition. (d) Termination Without Cause. The Company may terminate the Employee’s employment at any time without Cause. Any termination by the Company of the Employee’s employment which does not constitute a termination for Cause under Section 3(c) and does not result from the death or Disability of the Employee under Section 3(a) or (b) shall be deemed a termination without Cause. (e) Termination by the Employee. The Employee may terminate his employment at any time for any reason, including but not limited to Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Employee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Employee’s title, responsibilities, authority or duties; (ii) a diminution in the Employee’s base salary or target bonus opportunity except for across-the- board salary reductions based on the Company’s financial performance similarly affecting all senior management employees of the Company; (iii) a greater than fifty (50) mile change in the principal office location at which the Employee provides services to the Company; or (iv) the material breach of any provisions of this Agreement by the Company. “Good Reason Process” shall mean that (i) the Employee reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Employee notifies the Company in writing of the occurrence of the Good Reason condition within 60 days of the Employee obtaining knowledge of the occurrence of such condition; (iii) the Employee cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Employee terminates his employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. (f) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Employee’s employment by the Company or any such termination by the Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon Employee. (g) Date of Termination. “Date of Termination” shall mean: (i) if the Employee’s employment is terminated by his death, the date of his death; (ii) if the Employee’s employment is terminated on account of Disability under Section 3(b), the date on which Notice of Termination is given; (iii) if the Employee’s employment is terminated by the Company under Section 3(c), the date on which a Notice of Termination is given after the end of the Cause Process, if applicable; (iv) if the Employee’s employment is terminated by the Company under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (v) if the Employee’s employment is terminated by the Employee under Section 3(e) other than for Good Reason, the date on which a Notice of Termination is given, and (vi) if the Employee’s employment is terminated by the Employee under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. 4. Compensation Upon Termination. (a) Termination Generally. If the Employee’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Employee (or to his authorized representative or estate) (i) any base salary earned through the Date of Termination, unpaid expense reimbursements (subject to, and in accordance with, Section 2(d) of this Agreement) and unused vacation that accrued through the Date of Termination on or before the time required by law but in no event more than 30 days after the Employee’s Date of Termination; (ii) any vested benefits the Employee may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Benefit”); and, except in the case of a termination by the Company for Cause under Section 3(c), any incentive bonus earned for the calendar year prior to the calendar year in which the Date of Termination occurs which has not been paid by the Date of Termination. (b) Termination by the Company Without Cause or by the Employee for Good Reason. If the Employee’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Employee terminates his employment for Good Reason as provided in Section 3(e), then the Company shall pay the Employee his Accrued Benefit. In addition, subject to the Employee signing a customary separation agreement containing, among other provisions, a general release of claims in favor of the Company, its subsidiaries and affiliates, confidentiality, return of property and non-disparagement, in a form and substance mutually satisfactory to the Company and the Employee (the “Separation Agreement and Release”) and the Separation Agreement and Release becoming irrevocable and fully effective, all within 60 days after the Date of Termination (or such shorter time period provided in the Separation Agreement and Release): (i) the Company shall pay the Employee an amount equal to twelve (12) months of the Employee’s Base Salary plus a pro-rata payment (based on the number of days of the applicable fiscal year Employee was employed prior to termination) of the Employee’s Target Annual Incentive Compensation (the “Severance Amount”). Notwithstanding the foregoing, if the Employee breaches any of the provisions contained in Section 7 of this Agreement, all payments of the Severance Amount shall immediately cease; (ii) if the Employee was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Employee a monthly cash payment for twelve (12) months or the Employee’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Employee if the Employee had remained employed by the Company; and (iii) the amounts payable under Section 4(b)(i) and (ii) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(c) The amounts payable pursuant to Section 4(a) and 4(b) are in addition to the provisions contained within any equity agreement between the Company and the Employee, if applicable. (d) Termination due to Death or Disability. In the event of the Employee’s death or if the Employee incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a Disability, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, any stock options and other stock- based awards held by the Employee that would have vested over the 12 month period following the Employee’s death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of the Employee’s death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. 5. Change in Control Payment. The provisions of this Section 5 set forth certain terms of an agreement reached between the Employee and the Company regarding the Employee’s rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance the Employee’s continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 4(b) regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within three (3) months prior to or within 18 months after the occurrence of the first event constituting a Change in Control; provided that, for the avoidance of doubt, in no event will the Employee be entitled to severance pay and benefits under both Section 4(b) and Section 5 of this Agreement, and if the Company has commenced providing severance pay and benefits to the Employee under Section 4(b) prior to the date that the Employee becomes eligible to receive severance pay and benefits under this Section 5, the severance pay and benefits previously provided to the Employee under Section 4(b) shall reduce the severance pay and benefits to be provided under this Section 5. The provisions of this Section 5 shall terminate and be of no further force or effect beginning 18 months after the occurrence of a Change in Control. (a) Change in Control. During the Term, if the Employee’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Employee terminates his employment for Good Reason as provided in Section 3(e), in either case within three (3) months prior to a Change in Control or within 18 months after a Change in Control, then, subject to the signing of the Separation Agreement and Release by the Employee and the Separation Agreement and Release becoming irrevocable and fully effective, all within 60 days after the Date of Termination (or such shorter time period provided in the Separation Agreement and Release): (i) the Company shall pay the Employee a lump sum in cash in an amount equal to the sum of (A) twelve (12) months of the Employee’s Base Salary (or the Employee’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) one (1) times the Employee’s Target Annual Incentive Compensation (or the Employee’s Target Annual Incentive Compensation in effect immediately prior to the Change in Control, if higher);

(ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by the Employee shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination or, if later, the Change in Control and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%; (iii) if the Employee was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Employee a monthly cash payment for twelve (12) months or the Employee’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Employee if the Employee had remained employed by the Company; and (iv) The amounts payable under Section 5(a)(i) and (iii) shall be paid or commence to be paid within 60 days after the Date of Termination or, if later, the Change in Control; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period. (b) Additional Limitation. (i) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Employee becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Employee receiving a higher After Tax Amount (as defined below) than the Employee would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity- based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A- 24(b) or (c). (ii) For purposes of this Section 5(b), the “After Tax Amount”

means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Employee as a result of the Employee’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. (iii) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 5(b)(i) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Employee. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. (c) Definitions. For purposes of this Section 5, the following terms shall have the following meanings: “Change in Control” shall mean any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (ii) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company and its affiliates on a consolidated basis.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i). 6. Section 409A. (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Employee’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Employee becomes entitled to under this Agreement on account of the Employee’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Employee’s separation from service, or (B) the Employee’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Employee during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Employee’s termination of employment, then such payments or benefits shall be payable only upon the Employee’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 7. Confidential Information, Noncompetition and Cooperation. As a condition of employment, the Employee is required to enter into the Confidentiality and Proprietary Rights Agreement (the “Restrictive Covenant Agreement”) attached hereto as Annex A, the terms of which are incorporated by reference in this Agreement. (a) Litigation and Regulatory Cooperation. During and after the Employee’s employment, the Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee’s cooperation in connection with such claims or actions shall include, but not be limited to, being reasonably available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employee’s employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee’s performance of obligations pursuant to this Section 7(a) upon presentation of receipts. Nothing about the foregoing shall preclude the Employee from testifying truthfully in any forum or from providing truthful information to any regulatory authority or require the Employee to waive any attorney-client privilege or protection or violate any applicable law. (b) Relief. The Employee agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Employee of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. In addition, in the event the Employee breaches this Section 7 during a period when he is receiving severance payments pursuant to Section 4 or Section 5 hereof, the Company shall have the right to suspend or terminate such severance payments. Such suspension or termination shall not limit the Company’s other options with respect to relief for such breach and shall not relieve the Employee of his duties under this Agreement. (c) Protected Disclosures and Other Protected Action. Nothing contained in this Agreement limits the Employee’s ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company. 8. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Employee’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Stamford, Connecticut, in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Employee or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8. 9. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. 10. Integration. This Agreement, together with the Restrictive Covenant Agreement and the Equity Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter. 11. Withholding. All payments made by the Company to the Employee under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. 12. Successor to the Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Employee’s death after his termination of employment but prior to the completion by the Company of all payments due to him under this

Agreement, the Company shall continue such payments to the Employee’s beneficiary designated in writing to the Company prior to his death (or to his estate, if the Employee fails to make such designation). 13. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 14. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Employee’s employment to the extent necessary to effectuate the terms contained herein. 15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board. 17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company. 18. Governing Law. This is a Connecticut contract and shall be construed under and be governed in all respects by the laws of the State of Connecticut without giving effect to the conflict of laws principles thereof. 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. 20. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement. 21. Conditions. Notwithstanding anything to the contrary herein, the effectiveness of this Agreement shall be conditioned on (i) the Employee’s satisfactory completion of reference and background checks, if so requested by the Company, and (ii) the Employee’s submission of satisfactory proof of the Employee’s legal authorization to work in the United States. 22. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. [Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written. SPRINGWORKS THERAPEUTICS, INC. /s/ Saqib Islam______________________________ By: Saqib Islam Its: Chief Executive Officer EMPLOYEE /s/ James Cassidy James Cassidy

Annex A Restrictive Covenant Agreement [see attached]